Exhibit 99.1

Contact:
Axesstel, Inc.
Investor Relations
+1 858.625.2100

Axesstel Revises Third Quarter Guidance

SAN DIEGO – September 13, 2005 - Axesstel, Inc. (AMEX:AFT), a leader in the design and development of fixed wireless voice and broadband data products, today announced that based on revenues received to date it does not expect to meet its previous revenue guidance for the third quarter ending September 30, 2005. The company further announced it does not expect to show an operating profit for the quarter. Revenue has been influenced by the delay in some shipments of two newly introduced products in part due to the devastating weather conditions that affected India in early August. Some sales from customers projected to close in the third quarter are anticipated to close in the fourth quarter. The company did not adjust its full year revenue guidance of $135 to $145 million, but is no longer comfortable with guiding toward the high end of that range. If revenues come in at the low end of the range, the company would not expect to show an operating profit for the year ending December 31, 2005.

“While we are disappointed with the present third quarter outlook, we remain encouraged by our year over year growth of almost 700% for the first half of 2005. In addition, we are excited about the anticipated demand for our two new products for the balance of the year,” said Mike Kwon, Chairman and CEO of Axesstel. “We remain very optimistic about Axesstel’s prospects for sustained long-term growth.”

About Axesstel

Axesstel is a leader in the design and development of fixed wireless voice and broadband data products. Axesstel’s product portfolio includes fixed wireless desktop phones, payphones, voice/data terminals and broadband modems for access to voice calling and high-speed data services. Axesstel delivers innovative fixed wireless solutions, currently based on 3G Code Division Multiple Access (CDMA) technology, to leading telecommunications operators and distributors worldwide. Headquartered in San Diego, California with research and development and manufacturing facilities in Seoul, South Korea, Axesstel is listed on AMEX: AFT. For more information on Axesstel, visit www.axesstel.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements relating to revenues and profitability as well as anticipated product introductions and timing of orders and shipments which may affect future results and future viability. Axesstel wishes to caution readers that actual results could differ materially from those suggested by the forward-looking statements due to risks and uncertainties and a number of important factors. Those factors include, but are not limited to, the risk of delays in the adoption of new technologies in developing markets; the lack of continued acceptance or growth of CDMA technology in target markets; the possibility that networks that can support our CDMA EV-DO and EV-DV broadband modems will not be widely deployed; competition for contracts with our large telecommunication carrier customers; the requirement for end users to accept our products and technologies; our dependence on limited or sole source suppliers; the possibility of unforeseen manufacturing difficulties including those associated with Axesstel manufacturing its own products; the risk that the implementation of the new manufacturing facilities or moving outsourced manufacturing to China will not expedite product introductions; and other risk factors and information contained in Axesstel’s filings with the Securities and Exchange Commission, such as the rapidly changing nature of technology, evolving industry standards, and frequent introductions of new products and enhancements by competitors; the competitive nature of the markets for Axesstel’s products; Axesstel’s need to gain market acceptance for its products; potential inability for Axesstel to properly forecast operating results; potential intellectual property-related litigation, and Axesstel’s primary dependence on a limited number of customers. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axesstel undertakes no obligation to revise or update this press release to reflect events or circumstances occurring after this press release.